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Exhibit 8.1

                                                                  Reed Smith LLP
                                                                435 Sixth Avenue
Scott W. Reid                                          Pittsburgh, PA 15219-1886
Direct Phone:  412.288.7154                                         412.288.3131
Email:  sreid@reedsmith.com                                     Fax 412.288.3063


                                  _______, 2004


Board of Directors
Carey Institutional Properties Incorporated
50 Rockefeller Plaza
New York, New York 10020


Board of Directors
Corporate Property Associates 15 Incorporated
50 Rockefeller Plaza
New York, New York 10020

Ladies and Gentlemen:

     We have acted as counsel to Carey Institutional Properties Incorporated, a Maryland corporation ("CIP") and Corporate Property Associates 15 Incorporated, a Maryland corporation ("CPA:15), in connection with the execution and delivery of the Agreement and Plans of Merger (the "Merger Agreement") by and between CPA:15, CIP Acquisition Incorporated, a Maryland corporation ("CIP Acq."), CIP, and CPA Holdings Incorporated, a Maryland corporation, and DDH Acquisition Incorporated, a Maryland corporation ("DDH") dated as of _______, 2004, pursuant to which CIP will merge with and into CIP Acq., with CIP Acq. surviving as a Maryland corporation, as more fully described in the registration statement on Form S-4 filed with the Securities and Exchange Commission on _______, 2004, as amended through and including the date hereof (the "Registration Statement"). This opinion letter is being furnished to you in accordance with Section 6.02(c) and 6.03(c) of the Merger Agreement and will be filed as an exhibit to the Registration Statement on the date hereof.*

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*    Terms used herein shall have the meanings ascribed to them in, and shall be interpreted in accordance with, the applicable federal income tax law and regulations. Except as otherwise provided, capitalized terms used but not defined herein have the meaning ascribed to them in the Merger Agreement. Except as otherwise indicated, all "Section" references contained herein refer to sections of the Internal Revenue Code of 1986, as amended.

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Carey Institutional Properties Incorporated                           Reed Smith
_______, 2004
Page 2

     In connection with the preparation of this opinion letter, we have examined and with your consent relied upon (without any independent investigation or review thereof) the following documents (including all exhibits and schedules thereto): (1) the Merger Agreement, including the agreements that are exhibits thereto; (2) the Registration Statement; (3) representations and certifications made to us by CIP in a letter dated as of the date hereof (the "CIP Letter");
(4) representations and certifications made to us by CPA:15 in a letter dated as of the date hereof (the "CPA:15 Letter"); (5) such other instruments and documents related to the organization and operation of CIP, CPA:15, and CIP Acq. and (6) the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

                         Assumptions and Representations
                         -------------------------------

     In connection with rendering the opinions set forth herein, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

     1. All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion letter is accurate and completely describes all material facts relevant to our opinions, all copies are accurate and all signatures are genuine. We have also assumed that there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     2. The Merger will be consummated in accordance with applicable state law and will qualify as a statutory merger under applicable state law.

     3. All representations made in the CIP Letter and the CPA:15 Letter are true, correct, and complete in all material respects and will continue to be true, correct and complete as of the Effective Time. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

     4. The Merger will be consummated in accordance with the Merger Agreement and as described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); each of CIP, CPA:15 and CIP Acq. will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury regulations thereunder; and the Merger Agreement and all other documents and instruments referred to therein are valid and binding in accordance with their terms.

                                    Opinions
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     Based upon, subject to, and limited by the assumptions and qualifications set forth herein, it is our opinion that:

     (i) for Federal income tax purposes, the Merger, when consummated, will qualify as a reorganization within the meaning of Section 368(a) of the Code; and

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Carey Institutional Properties Incorporated                           Reed Smith
_______, 2004
Page 3

     (ii) the discussion in the Registration Statement under the caption "Material United States Federal Income Tax Considerations," to the extent that it describes provisions of federal income tax law, is correct in all material respects as of the date hereof.

     In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

     1. This opinion represents and is based upon our best judgment regarding the application of relevant current provisions of the Code and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS") in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Neither CIP nor CPA:15 has requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

     2. This letter addresses only the specific tax opinion set forth above with regard to the qualification of the Merger as a reorganization for federal income tax purposes. This letter does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

     3. We express no opinion regarding, among other things, the tax consequences of the Merger (including the opinion set forth above) as applied to specific shareholders of CIP or CPA:15 that may be relevant to particular classes of CIP or CPA:15 shareholders, such as dealers in securities, corporate shareholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.

     4. Our opinion set forth herein is based upon the description of the contemplated transactions as set forth in the Merger Agreement and in the Registration Statement. If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinion may become inapplicable. No opinion is expressed as to any transaction other than those set forth in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the Merger Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     For a discussion relating the law to the facts and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues, which we assisted in preparing, in the section of the Registration Statement under the caption "Material United States Federal Income Tax Considerations."

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Carey Institutional Properties Incorporated                           Reed Smith
_______, 2004
Page 4

     This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks only as of the date hereof. We hereby consent to the filing of this opinion letter as Exhibit 8.2 to the Registration Statement and to the use of the name of the firm under the captions "Material United States Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. In giving such consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                        Sincerely yours,


                                                        Reed Smith LLP